UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 10, 2007
(Date of Earliest Event Reported): (December 10, 2007)

Revlon, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11178 (Commission File Number)	13-3662955 (I.R.S. Employer Identification No.)

237 Park Avenue New York, New York (Address of Principal Executive Offices)	10017 (Zip Code)

(212) 527-4000
(Registrant’s telephone number, including area code)

None
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 10, 2007, the Board of Directors of Revlon, Inc. (the “Company”) approved the amendment and restatement of the Company’s By-laws, effective immediately. Specifically, Article VII of the Company’s By-laws was amended to provide that shares issued by the Company may be issued with or without certificates.

This amendment was made in response to the listing requirements of the New York Stock Exchange (the “NYSE”) that mandate that all NYSE-listed companies become eligible to participate in a direct registration system operated by a securities depository on and after January 1, 2008.

The description of the amendments to the Company’s By-laws set forth above is qualified by reference to the full text of the Company’s Amended and Restated By-laws, which is filed hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated By-laws of Revlon, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON, INC.
By:	/s/ Robert K. Kretzman
Robert K. Kretzman Executive Vice President, Human Resources, Chief Legal Officer and General Counsel

Date: December 10, 2007

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated By-laws of Revlon, Inc.